EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT
                           --------------------------

                                                     Jurisdiction of
                                                     Incorporation or
Name                                                 Organization
----                                                 ----------------

Greater American Finance Group, Inc.                 Delaware
The Berkshire Bank                                   New York
East 39, LLC                                         New York
Berkshire Agency, Inc.                               New York
Berkshire 1031 Exchange, LLC                         New York
Berkshire Capital Trust I                            Delaware
Berkshire Capital Trust II                           Delaware